UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 24, 2013

LENDER PROCESSING SERVICES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-34005	26-1547801
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

601 Riverside Avenue Jacksonville, Florida	32204
(Addresses of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (904) 854-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with the pending acquisition (the “merger”) of Lender Processing Services, Inc., a Delaware corporation (the “Company”), by Fidelity National Financial, Inc., a Delaware corporation (“FNF”), on December 23, 2013, the Federal Trade Commission (the “FTC”) voted to accept a proposed consent order regarding the acquisition.   The proposed consent order requires each of FNF and the Company to divest to FTC-approved buyers certain rights and assets related to their respective interests in title plants for real property located in certain counties in Oregon.  The requisite waiting period (the “Waiting Period”) under the Hart-Scott Rodino Antitrust Improvements Act of 1976 will expire at 11:59 p.m., eastern time, on December 24, 2013.

In addition, on December 20, 2013, FNF and LPS received final approval for the merger from the New York State Department of Financial Services.

Upon the expiration of the Waiting Period, all regulatory approvals required to close the transaction will have been received.  LPS’ stockholders approved the merger at a special meeting held on December 19, 2013.  As all regulatory and stockholder approvals necessary to close the transaction will have been obtained once the Waiting Period has expired, LPS and FNF have agreed that the closing date for the merger will be January 2, 2014 (subject to the continued satisfaction of all closing conditions on that date).

For purposes of determining the number of shares of FNF common stock that LPS stockholders will receive in the merger, the Exchange Ratio will be determined based on the average of the volume weighted averages of the trading prices of FNF common stock during the period from (and including) December 13, 2013 through (and including) December 27, 2013.

On December 24, 2013, LPS issued a press release announcing that all required regulatory approvals necessary to close the transaction have been obtained.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of LPS by FNF, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding FNF’s and LPS’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the ability to consummate the proposed transaction; the ability of FNF to successfully integrate LPS’ operations and employees and realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; FNF and LPS are subject to intense competition and increased competition is expected in the future; LPS’ ability to adapt its services to changes in technology or the marketplace; the impact of changes in the level of real estate activity (including, among others, loan originations, and refinancings in particular, and foreclosures) on demand for certain of LPS’ services; LPS’ ability to maintain and grow its relationship with its customers; the effects of LPS’ substantial leverage on its ability to make acquisitions and invest in its business; the level of scrutiny being placed on participants in the foreclosure business; risks associated with federal and state enforcement proceedings, inquiries and examinations currently underway or that may be commenced in the future with respect to LPS’ default management operations, and with civil litigation relating to these matters; changes to the laws, rules and regulations that regulate LPS’ businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on LPS’ business and reputation; and risks associated with protecting information security and privacy. Additional information concerning these and other factors can be found in LPS’ and FNF’s filings with the Securities and Exchange Commission (“SEC”), including LPS’ and FNF’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and the definitive proxy statement/prospectus filed with the SEC on October 31, 2013.  FNF and LPS assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof and LPS undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release issued by LPS, dated December 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 24, 2013	LENDER PROCESSING SERVICES, INC.

	By:	/s/ Thomas L. Schilling
Thomas L. Schilling
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued by LPS, dated December 24, 2013.